SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 21, 2005 (September 15, 2005)
Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 200, Atlanta, Georgia		30339

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 589-3500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     On September 15, 2005, Verso Technologies, Inc., a Minnesota corporation (the “Company”), issued to an affiliate of a provider of investment banking services (the “Provider”) 200,000 shares (the “Initial Shares”) of the Company’s common stock, par value $0.01 (the “Common Stock”), in consideration of the ongoing business advisory services to be rendered by the Provider to the Company on a non-exclusive basis, pursuant to an investment banking agreement between the Company and the Provider (the “Agreement”). The Company has also agreed to issue no later than December 14, 2005 to such affiliate an additional 200,000 shares of Common Stock (the “Additional Shares”), unless the Agreement is terminated prior to such date. The term of the Agreement is for 12 months, and the Agreement may be terminated by the Company upon 30 days’ notice to the Provider. Pursuant to the Agreement, the Initial Shares and the Additional Shares, if issued, are entitled to certain demand and piggy-back registration rights.
     The Initial Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act (“Section 4(2)”). The Company based such reliance upon factual representations made to the Company by the recipient of the Initial Shares regarding such recipient’s investment intent and sophistication, among other things. The Additional Shares, if issued, will be issued without registration under the Securities Act, in reliance upon the exemption from registration set forth in Section 4(2). The Company anticipates basing such reliance upon factual representations to be made to the Company by the recipient of the Additional Shares regarding such recipient’s investment intent and sophistication, among other things.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
By:	/s/ Juliet M. Reising
Juliet M. Reising, Chief Financial Officer
and Executive Vice President

Dated: September 21, 2005